QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated March 24, 2017 relating to the financial statements, which appear in Nabriva Therapeutics AG's Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Alexandra Rester

Austrian Certified Public Accountant

PwC Wirtschaftsprügung GmbH
Erdbergstrasse 200, 1030 Vienna,
Austria

May 18, 2017

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM